EXHIBIT 99-B.8.52
AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

AMONG

PIONEER VARIABLE CONTRACTS TRUST,

ING LIFE INSURANCE AND ANNUITY COMPANY
f/k/a Aetna Life Insurance And Annuity Company

PIONEER INVESTMENT MANAGEMENT, INC.

AND

PIONEER FUNDS DISTRIBUTOR, INC.

THIS AMEMDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 1st of May, 2004 by and among Pioneer Variable Contracts Trust (the "Trust"), ING Life Insurance And Annuity Company f/k/a Aetna Life Insurance and Annuity Company ("ING LIFE"), Pioneer Investment Management, Inc. ("PIM") and Pioneer Funds Distributor, Inc. ("PFD").

WHEREAS, the Trust, PIM, PFD and the Company, are parities to a Participation Agreement dated July 1, 2001 (the "Participation Agreement"); and

WHEREAS, the parties now desire to modify the Participation Agreement to include in the list of funds reference on Schedule A the following Fund:

Pioneer High Yield VCT Portfolio Class I and Class II

NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:

(1) ReliaStar Life Insurance and Annuity Company ("ReliaStar") and ReliaStar Life Insurance Company of New York ("ReliaStar New York") are added as a party to the Participation Agreement.

(2) Unless otherwise amended, all references to the word "Company" shall now be defined as ING Life, ReliaStar and ReliaStar New York.

(3)

Effective April 30, 2002, Aetna Investment Services, LLC ("AIS") changed its name to ING Financial Advisors, LLC. All references to Aetna Investment Services, LLC in the Participation Agreement are hereby changed to ING Financial Advisors, LLC.

(4) Article XII. Notices is hereby deleted and replaced with the following:

Any Notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Pioneer Variable Contracts Trust c/o Hale and Dorr 60 State Street Boston, MA 02109

If to the Company

ING Life Insurance and Annuity Company 151 Farmington Avenue Hartford, CT 06156 Attn: Lisa S. Gilarde

ReliaStar Life Insurance Company 151 Farmington Avenue Hartford, CT 06156 Attn: Lisa S. Gilarde

ReliaStar Life Insurance Company of New York 151 Farmington Avenue Hartford, CT 06156 Attn: Lisa S. Gilarde

If to PIM:

Pioneer Investment Management, Inc. 60 State Street Boston, MA 02109 Attn: Elizabeth A. Watson, Senior Counsel

If to PFD:

Pioneer Funds Distributor, Inc. 60 State Street Boston, MA 02109 Attn: William A. Misata, Senior Vice President

(5) Schedule A of the Participation Agreement is hereby deleted and replaced with Schedule A attached hereto and dated May 1, 2004.

The Participation Agreement, as supplemented by this First Amendment is ratified and confirmed; and

This First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as of 1st, day of May, 2004.

ING LIFE INSURANCE AND ANNUITY COMPANY	RELIASTAR LIFE INSURANCE COMPANY
By its authorized officer,	By its authorized officer,

By:	/s/ Laurie M. Tillinghast	By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast	Name:	Laurie M. Tillinghast
Title:	Vice President	Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officer,

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

PIONEER VARIABLE CONTRACTS TRUST	PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,	By its authorized officer,

By:	/s/ Christopher J. Kelley	By:	/s/ Mark D. Goodwin
Name:	Christopher J. Kelley	Name:	Mark D. Goodwin
Title:	Assistant Secretary	Title:	CFO

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

As of May 1, 2004

Name of Separate	Portfolios and Class of Shares Available to Contracts

ING LIFE INSURANCE AND ANNUITY COMPANY:

Variable Annuity Account B

Variable Annuity Account C

Variable Annuity Account D

Variable Life Account C

RELIASTAR LIFE INSURANCE COMPANY

Separate Account N

Separate Account One

RELAISTAR LIFE INSURANCE COMPANY OF NEW YORK

Separate Account

Pioneer Equity-Income VCT Portfolio
(Class I and Class II)

Pioneer Fund VCT Portfolio
(Class I and Class II)

Pioneer High Yield VCT Portfolio
(Class I and Class II)

Pioneer Mid-Cap Value VCT Portfolio
(Class I and Class II)